Exhibit 99

Form 4 - Joint Filer Information

Name:                              Frost Gamma Investments Trust

Address:                           4400 Biscayne Boulevard
                                   15th Floor
                                   Miami, Florida 33137

Designated Filer:                  Phillip Frost, M.D.

Issuer and Ticker Symbol:          Modigene Inc. (MODG.OB)

Date of Event Requiring Statement: May 16, 2008

Signature:


/s/ Phillip Frost, M.D., Trustee
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Phillip Frost, M.D., Trustee


/s/ Phillip Frost
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Phillip Frost, M.D.